Exhibit 10.8

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Credit Suisse Group:

We consent to incorporation by reference in the registration statement (No. 333-100523) on Form F-3 of Credit Suisse Group of our report dated February 21, 2003, except as to notes 49 and 50, which are as of March 20, 2003 and except for the matters discussed in note 48, which are as of April 23, 2004, relating to the consolidated balance sheets of Credit Suisse Group and subsidiaries (CSG) as of December 31, 2002 and 2001, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 2002.

Our report contains an explanatory paragraph that states that CSG has modified for the financial year 2002 its accounting policy in relation to deferred taxation.

In addition, our report contains an explanatory paragraph that states the accounting principles generally accepted in Switzerland vary in certain significant respects from accounting principles generally accepted in the United States of America and that the application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of December 31, 2002 and 2001 and the results of operations for each of the three years then ended, to the extent summarized in Note 49 to the consolidated financial statements.

Also, our report contains an explanatory paragraph that states that CSG has restated its US GAAP reconciliations as of and for the years ended December 31, 2002, 2001 and 2000.

We also consent to the use of our report incorporated by reference herein dated March 20, 2003, related to the consolidated financial statement schedules I, III and IV.

KPMG Klynveld Peat Marwick Goerdeler SA

/s/ BRENDAN R. NELSON Chartered Accountant	/s/ PETER HANIMANN Certified Accountant

Zurich, Switzerland

April 23, 2004